SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

July 24, 2001

THE ACKERLEY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-10321 (Commission File Number)	91-1043807 IRS Employer Identification No.

1301 Fifth Avenue, Suite 4000
Seattle, Washington 98101
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (206) 624-2888

Item 5. Other Events
SIGNATURES
EXHIBIT 99

Item 5. Other Events

     On July 24, 2001 The Ackerley Group, Inc. (the “Company”) announced the retirement of Denis Curley, the Co-President and Chief Operating Officer, effective August 13, 2001. Mr. Curley will continue to provide assistance to the Company as a consultant, and will be appointed to serve on the Company’s Board of Directors.

     Christopher Ackerley, who served as Co-President with Mr. Curley, has been appointed President of the Company upon the effective date of Mr. Curley’s resignation.

     A press release announcing Mr. Curley’s retirement is attached as an exhibit to this Form 8-K.

(b)	Exhibits.

99.	Press Release announcing Mr. Curley’s retirement issued July 24, 2001.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2001	THE ACKERLEY GROUP, INC.

	By:	/s/ Kevin E. Hylton Kevin E. Hylton Senior Vice President and Chief Financial Officer and Assistant Secretary

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